UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	February 12, 2008
ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Energy Conversion Devices, Inc. (“ECD” or the “Company”) is filing this Form 8-K/A to provide information regarding the retirement of James R. Metzger that was not determined when this event was originally reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2008.

In connection with Mr. Metzger’s retirement, Mr. Metzger has agreed to continue to serve as an ECD representative on the Management Committee of Cobasys LLC. Mr. Metzger's outstanding stock options under the Company’s 2000 Stock Option Plan and outstanding restricted stock under the Company’s 2006 Stock Incentive Plan will continue for so long as he continues to serve in this capacity. Additionally, under the terms of a separation agreement, 2,784 shares of restricted stock held by Mr. Metzger have been vested, and Mr. Metzger has agreed to certain covenants, including non-compete, non-disparagement and confidentiality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Ghazaleh Koefod
Corporate Secretary

Date: February 19, 2008